SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/_/ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           SANDY SPRING BANCORP, INC.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Fee paid previously with preliminary materials.

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                           SANDY SPRING BANCORP, INC.
                              17801 Georgia Avenue
                              Olney, Maryland 20832
                                 (301) 774-6400




                                 March 20, 1997



Dear Shareholder:

         We invite you to attend the 1997 Annual Meeting of Shareholders of Sandy Spring Bancorp, Inc. to be held at the Indian Spring Country Club, 13501 Layhill Road, Silver Spring, Maryland on Wednesday, April 16, 1997 at 3:00 p.m.

         The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Also enclosed is the Annual Report showing the results for 1996.

         YOUR VOTE IS IMPORTANT. On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

         If you have any questions, please call Marjorie S. Holsinger, Corporate Secretary, or me at (301) 774-6400.

         Thank you for the cooperation and continuing support you have given this institution.

                                                          Sincerely,

                                                          /s/ Willard H. Derrick
                                                          ----------------------
                                                          Willard H. Derrick
                                                          Chairman of the Board

                           SANDY SPRING BANCORP, INC.
                              17801 GEORGIA AVENUE
                              OLNEY, MARYLAND 20832
                                 (301) 774-6400

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON April 16, 1997


         NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders (the "Annual Meeting") of Sandy Spring Bancorp, Inc. ("Bancorp") will be held on Wednesday, April 16, 1997, at 3:00 p.m. Eastern Time at the Indian Spring Country Club, 13501 Layhill Road, Silver Spring, Maryland.

         A Proxy and a Proxy Statement for the Annual Meeting and the 1996 Annual Report to Shareholders are enclosed.

         The Annual Meeting is for the purpose of considering and acting upon:

         (1)      The election of four directors of Bancorp; and

         (2) Such other business as may properly come before the Annual Meeting or any adjournments thereof.

         NOTE: The Board of Directors is not aware of any other business to come before the Annual Meeting.

         Pursuant to the Bylaws, the Board of Directors has fixed the close of business on March 10, 1997 as the record date for determination of the shareholders entitled to vote at the Annual Meeting. Only holders of record of Bancorp's Common Stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

         In the event that there are not sufficient votes to conduct the election of directors or to approve such other business as may properly come before the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by Bancorp.

         You are requested to fill in and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it in the enclosed envelope. The proxy will not be used if you attend and choose to vote in person at the Annual Meeting.

                                              By Order of the Board of Directors

                                              /s/Marjorie S. Holsinger

                                              Marjorie S. Holsinger
                                              Corporate Secretary
Olney, Maryland
March 20, 1997



IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE THAT IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF THIS ENVELOPE IS MAILED IN THE UNITED STATES.

                           SANDY SPRING BANCORP, INC.
                              17801 Georgia Avenue
                              Olney, Maryland 20832
                                 (301) 774-6400
                              --------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                                 April 16, 1997

                              --------------------


                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sandy Spring Bancorp, Inc. ("Bancorp"") to be used at the 1997 Annual Meeting of Shareholders (the "Annual Meeting"), to be held on Wednesday, April 16, 1997, at 3:00 p.m. Eastern Time at the Indian Spring Country Club, 13501 Layhill Road, Silver Spring, Maryland. The accompanying Notice of Annual Meeting and form of proxy and this Proxy Statement are being first mailed on or about March 20, 1997 to shareholders of record as of the close of business on March 10, 1997.

         If the enclosed form of proxy is properly executed and returned to Bancorp in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR Proposal I to elect the four nominees of Bancorp's Board of Directors as directors. Proxies marked as abstentions and shares held in street name which have been designated by brokers on proxies as not voted will not be counted as votes cast. Such proxies will be counted for purposes of determining a quorum at the Annual Meeting. Except for procedural matters incident to the conduct of the Annual Meeting, Bancorp does not know of any other matters that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by each such proxy on such matters as determined by a majority of the Board of Directors.

         The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Corporate Secretary of Bancorp, Marjorie S. Holsinger, a written notice of revocation, by delivering to Bancorp a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

         The cost of soliciting proxies will be borne by Bancorp. In addition to the solicitation of proxies by mail, Bancorp through its directors, officers and regular employees, may also solicit proxies personally or by telephone or telegraph. Bancorp also will request persons, firms, and corporations holding shares in their names or in the name of nominees, which hold shares beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

         The securities that can be voted at the Annual Meeting consist of shares of common stock, par value $1.00 per share (the "Common Stock"), of Bancorp. Each share entitles its owner to one vote on all matters. The close of business on March 10, 1997 has been fixed by the Board of Directors as the record date for determination of shareholders entitled to vote at the Annual Meeting; there were approximately 2,360 record holders of the Common Stock as of such date. The number of shares outstanding on March 10, 1997 was 4,911,461 The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.

         A copy of the Annual Report to Shareholders for the year ended December 31, 1996 accompanies this Proxy Statement. Bancorp is required to file an Annual Report on Form 10-K for its year ended December 31, 1996 with the Securities and Exchange Commission ("SEC"). Shareholders may obtain, free of charge, a copy of such Annual Report on Form 10-K by writing Marjorie S. Holsinger, Corporate Secretary, at Sandy Spring Bancorp, Inc., 17801 Georgia Avenue, Olney, Maryland 20832.

                          STOCK OWNERSHIP OF MANAGEMENT

         The following table sets forth information as of March 10, 1997 with respect to the shares of Common Stock beneficially owned by each director continuing in office and nominee for director of Bancorp, by certain executive officers, of Bancorp and by all directors and executive officers and the nominee for director of Bancorp as a group. This information is based upon the most recent report of beneficial ownership of securities filed with the Securities and Exchange Commission. To the knowledge of management, no person owns beneficially more than 5% of the outstanding shares of Common Stock.

                                                  Amount and                      Percent of
                                             Nature of Beneficial                Common Stock
        Name                                 Ownership(1)(2)(3)(4)                Outstanding
        ----                                 ---------------------               ------------

John Chirtea                                         8,863                               *
Susan D. Goff                                          209                               *
Solomon Graham                                       1,881                               *
Joyce R. Hawkins                                    16,060                               *
Hunter R. Hollar                                    17,804                               *
Thomas O. Keech                                     37,398                               *
Charles F. Mess                                      4,131                               *
Robert L. Mitchell                                   5,500                               *
Robert L. Orndorff, Jr.                             49,720                               1.01%
David E. Rippeon                                       681                               *
Lewis R. Schumann                                    3,050                               *
W. Drew Stabler                                     17,339                               *
James H. Langmead                                    3,372                               *
Lawrence T. Lewis                                    6,750                               *
Stanley L. Merson                                   11,261                               *
Frank H. Small                                       3,478                               *

All directors and executive officers
  as a group 17 persons)                           192,704                               3.90%

*        Less than 1% of Bancorp's outstanding Common Stock.
(1) Under the rules of the SEC, an individual is considered to "beneficially own" any share of Common Stock which he or she, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (1) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (2) investment power, which includes the power to dispose, or to direct the disposition, of such security. In addition, an individual is deemed to be the beneficial owner of any share of Common Stock of which he or she has the right to acquire voting or investment power within 60 days of March 10, 1997. Includes 31,750 shares of Common Stock subject to outstanding options which are exercisable within 60 days of March 10, 1997, of which Hunter R. Hollar, James H. Langmead, Lawrence T. Lewis, Stanley L. Merson and Frank H. Small hold options to purchase 15,000 shares, 2,750 shares, 1,000 shares, 7,750 shares and 2,750 shares of Common Stock, respectively. One executive officer who is not a Named Executive Officer holds options for 2,500 shares. Also includes 230 shares, 184 shares, 257 shares, 1,300 shares and 728 shares of Common Stock owned by Mr. Hollar, Mr. Langmead, Mr. Lewis, Mr. Merson and Mr. Small, respectively, and 1,873 shares of Common Stock owned by an executive officer who is not a Named Executive Officer, as participants in Bancorp's Cash and Deferred Profit Sharing Plan and Trust.
(2) Includes shares owned directly by directors and executive officers of Bancorp as well as shares held by their spouses and minor children and trusts of which certain directors are trustees.
(3) Fractional shares resulting from participation in the dividend reinvestment plan have been rounded to the nearest whole share.

                              ELECTION OF DIRECTORS

                                  (Proposal 1)


         Pursuant to Bancorp's Bylaws, the directors are divided into three classes, as nearly equal in number as possible, with the number of directors as specified in the Bylaws. In general, the term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. At the Annual Meeting a total of four director-nominees will be elected for three-year terms. With respect to the election of directors, each shareholder of record on the record date is entitled to one vote for each share of Common Stock held. A plurality of all the votes cast at the Annual Meeting will be sufficient to elect a nominee as a director.

         Two directors who have served Bancorp for many years are retiring, effective at the conclusion of the 1997 Annual Meeting, because they have reached the mandatory retirement age of 70 specified in Bancorp's Bylaws. The retiring directors are Mr. Willard H. Derrick, Chairman of the Board of Bancorp and the Bank, and Mr. Andrew N. Adams, Jr.. Each retiring director has provided long and valuable service to Bancorp and the Bank and will be missed by the continuing directors and executive management.

Information as to Nominees and Continuing Directors

         The following table sets forth the names of the Board of Directors' four nominees for election as directors. Also set forth is certain other information, some of which has been obtained from Bancorp's records and some of which has been supplied by the nominees and continuing directors with respect to each such person's principal occupation and employment during the past five years, his or her age at December 31, 1996, the periods during which he or she has served as a director and his or her positions currently held with Bancorp. It is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the four nominees listed below for terms of three years, unless otherwise directed by the shareholder. The Board of Directors believes that each of the nominees will stand for election and will serve if elected as director. If any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

         The Board of Directors recommends a vote "FOR" each of the nominees named below as a director of Bancorp.

                                                                                    Member          Term
                                           Position(s) Held                        of Board       Currently
Name                            Age         With Bancorp                           Since (1)       Expires
----                            ---        ---------------                         ---------      --------

                                     DIRECTOR-NOMINEES FOR TERMS TO EXPIRE AT
                                              THE 2000 ANNUAL MEETING

Susan D. Goff                   51         Director                                   1994           1997

Robert L. Mitchell              60         Director                                   1991           1997

Robert L. Orndorff, Jr.         40         Director                                   1991           1997

David E. Rippeon                47            --                                        --            --





                                                                            Member          Term
                                       Position(s) Held                    of Board       Currently
Name                        Age         With Bancorp                       Since (1)       Expires
----                        ---        ---------------                     ---------      --------

                                           CONTINUING DIRECTORS

Solomon Graham, Jr.         53         Director                               1994           1998

Charles F. Mess             58         Director                               1987           1998

Lewis R. Schumann           53         Director                               1994           1998

W. Drew Stabler             59         Director                               1986           1998

John Chirtea                59         Director                               1990           1999

Joyce R. Hawkins            63         Director                               1995           1999

Hunter R. Hollar            48         President, Chief                       1990           1999
                                       Executive Officer and
                                       Director

Thomas O. Keech             63         Director                               1995           1999

----------
(1) The Boards of Directors of Bancorp and its principal subsidiary, Sandy Spring National Bank (the "Bank"), are composed of the same persons. Includes term of office as a director of the Bank prior to the formation of Bancorp as the holding company for the Bank in January 1988.


         The principal occupation(s) and business experience of each nominee and director of Bancorp for the last five years are set forth below.

Director-Nominees:

         Susan D. Goff is President of M.D. IPA, Inc., a vice president of Optimum Choice, Inc., and a senior vice president of their parent holding company, Mid-Atlantic Medical Services, Inc., a health maintenance organization.

         Robert L. Mitchell is President and Chief Executive Officer of C-I/Mitchell and Best Company which is engaged in homebuilding and real estate development.

         Robert L. Orndorff, Jr. is President of RLO Contractors, Inc., an excavating contractor.

         David  E.  Rippeon  is  President  and  Chief   Executive   Officer  of
Gaithersburg Farmers Supply, Inc., a tractor and equipment dealership.

Continuing Directors:

         Solomon Graham is founder, President and Chief Executive Officer of Quality Biological, Inc., a medical technology firm providing reagents to research facilities.

         Charles F. Mess, M.D. is in the practice of general orthopedics.

         Lewis R. Schumann is a partner in the law firm of Miller, Miller and Canby, Chtd.

         W. Drew Stabler is a partner in Pleasant Valley Farm, a crop and livestock operation.

         John Chirtea is retired from LCOR, a national real estate development company. In prior years, Mr. Chirtea was a partner in the Linpro Co., the predecessor company of LCOR.

         Joyce R. Hawkins is a realtor with Weichert Realtors.

         Hunter R. Hollar is President and Chief Executive Officer of Bancorp and the Bank. From 1990 through 1993, Mr. Hollar served as President of Bancorp and President and Chief Operating Officer of the Bank.

         Thomas O. Keech retired as Vice President of Bancorp and Executive Vice President of the Bank effective December 31, 1995. Mr. Keech previously served as Vice President and Treasurer of Bancorp and Executive Vice President and Chief Financial Officer of the Bank.

Corporate Governance and Other Matters

         During 1996, each of Bancorp's and the Bank's Boards of Directors held twelve regular meetings and one special meeting.

         The average attendance was 93% for meetings of Bancorp's and the Bank's Boards of Directors. All incumbent directors attended 75% or more of the aggregate of (a) the total number of meetings of the Boards of Directors and (b) the total number of meetings held by all committees on which they served during the period of their service during the year, except for Lewis R. Schumann whose attendance was 71%.

Bank directors who are not employed by the Bank receive an annual retainer of $3,000 and fees of $400 for attendance at each meeting of the Board of Directors, $400 for each Executive Committee meeting, and $250 for other committee meetings ($150 if held immediately before or after a meeting of the Board of Directors or another committee). Bancorp directors who are not employed by Bancorp do not receive any additional compensation except for fees of $400 for attendance at each meeting of the Board of Directors not held in conjunction with a meeting of the Bank's Board of Directors and except for fees of $250 or $150, paid on the same basis as for Bank committee meetings (i.e., $250 or $150), for each meeting of the Nominating Committee.

         Bancorp's Board of Directors has standing Audit and Nominating Committees. The Bank has a standing Human Resources Committee that performs the functions of a compensation committee. The functions, composition and number of meetings for these committees in 1996 were as follows:

         Audit Committee - The Audit Committee is composed of John Chirtea, Chairman, Susan D. Goff, Solomon Graham, Joyce R. Hawkins, Charles F. Mess, and Robert L. Mitchell. The Audit Committee, whose members are neither officers nor employees of Bancorp or the Bank, provides general oversight of the internal audit function, reviews the findings of external audits and examinations, evaluates the adequacy of the Bank's insurance coverage, reviews the activities of the Bank's Compliance Council, reviews the annual report to shareholders and Form 10-K on behalf of the Board and monitors internal controls for financial reporting. During 1996, four meetings were held.

         Nominating  Committee - The Nominating Committee is composed of Willard
H. Derrick, Chairman, Andrew N. Adams, Jr., Hunter R. Hollar, W. Drew Stabler and Charles F. Mess. The Nominating Committee makes recommendations to the Board of Directors with respect to nominees for election as directors. While the Nominating Committee will consider nominees recommended by shareholders, it has not actively solicited recommendations by Bancorp's shareholders for nominees nor has it established any procedures for this purpose other than as set forth in the Bylaws. See "Shareholder Proposals." During 1996, one meeting was held.

         Human Resources (Compensation) Committee - The Human Resources Committee is composed of W. Drew Stabler, Chairman, John Chirtea, Charles F. Mess, Robert L. Mitchell and Robert L. Orndorff, Jr. The Human Resources Committee recommends salaries and other compensation for executive officers, conducts an annual review of the salary budget, considers other compensation plans and makes recommendations to the Board, deals with matters of personnel policy and, with the Stock Option Committee, administers the 1992 and 1982 Stock Option Plans. During 1996, two meetings were held.


                             EXECUTIVE COMPENSATION
Summary Compensation Table

         The following table sets forth the cash and noncash compensation for each of the last three years awarded to or earned by (i) the Chief Executive Officer, and (ii) each of the four other most highly compensated executive officers of Bancorp whose salary and bonus earned in 1996 exceeded $100,000 (the "Named Executive Officers").



                                                                                   Long-Term
                                                                                 Compensation
                                                                                 ------------
Name and Principal                                  Annual Compensation           Stock Option        All Other
 Position in 1996                        Year        Salary       Bonus         Grants (Shares)    Compensation(1)
------------------                       ----       --------     -------        ---------------    ---------------


Hunter R. Hollar                         1996        $185,223      $33,381            1,500              $9,959
  President and Chief Executive          1995         167,335       15,000            1,500               7,425
  Officer of Bancorp and the Bank        1994         162,000       20,000            3,000               7,500


James H. Langmead                        1996         107,692       19,423              750               5,795
  Vice President and Treasurer           1995          95,115        7,500            1,000               5,079
  of Bancorp and Senior Vice             1994          85,000        7,500            1,500               4,500
  President and Chief Financial
  Officer of the Bank

Lawrence T. Lewis                        1996         105,769       31,760(2)          1,500              3,838
  Senior Vice President                  1995              --           --               --                  --
  of the Bank                            1994              --           --               --                  --

Stanley L. Merson                        1996          97,115       17,491              750               5,218
  Senior Vice President                  1995          86,477        7,500            1,000               4,776
  of the Bank                            1994          82,525       10,000            1,500               4,626

Frank H. Small                           1996          92,485       16,666              750               3,315
  Senior Vice President                  1995          83,131        7,500            1,000               2,994
  of the Bank                            1994          80,500        7,500            1,500               2,817


----------
(1) Amounts shown in this column pertain to deferred compensation under Bancorp's Cash and Deferred Profit Sharing Plan and Trust. The amount of indirect compensation in the form of personal benefits received in 1996 by Messrs. Hollar, Langmead, Lewis, Small and Merson did not exceed 10% of the annual compensation paid to each such executive officer.
(2) Includes a $15,000 bonus paid to Mr. Lewis upon the commencement of his employment.

         Stock Option Plans. Bancorp maintains two stock option plans, the purposes of which are to attract, retain and motivate key officers of Bancorp and the Bank by providing key officers with a stake in the success of Bancorp as measured by the value of its shares.

          The 1992 Stock Option Plan (the "1992 Option Plan"), which was approved by the shareholders at the 1992 Annual Meeting of Shareholders, authorizes the issuance of up to 270,000 shares of Common Stock, subject to certain adjustments for changes in Bancorp's capital structure. The 1992 Option Plan has a term of 10 years from its effective date (January 1, 1992) after which date no stock options may be granted. As of March 10, 1997, options for 29,250 shares were outstanding under the 1992 Option Plan. In 1996, Bancorp also assumed certain options (the "ABI Options") outstanding under the Incentive Stock Option Plan of Annapolis Bancshares, Inc. (the "ABI Plan"), in connection with the acquisition of that company by merger. The 1982 Stock Option Plan (the "1982 Option Plan") and the ABI Plan have been terminated, except with respect to options which were outstanding on each plan's termination date. As of March 10, 1997, options for 6,000 shares were outstanding under the 1982 Option Plan and ABI Options for 751 shares of the Common stock were outstanding. The 1992 Option Plan and the 1982 Option Plan are referred to collectively as the "Option Plans."

         The Option Plans provide for the grant of "incentive options" as defined in Section 422 of the Code. The 1992 Option Plan also provides for the grant of "non-incentive options" to officers and other employees on terms and conditions consistent with the 1992 Option Plan as the Stock Option Committee, which administers the Option Plans, may determine. The Stock Option Committee is comprised of all disinterested (outside) directors (i.e., all directors other than Mr. Hollar).

         Options have been granted under the Option Plans and may continue to be granted under the 1992 Option Plan only to key employees of Bancorp and its subsidiaries. Under the Option Plans, the maximum option term is 10 years from the date of grant. Options granted under the Option Plans prior to 1996 were immediately exercisable upon grant. Options granted in 1996 under the 1992 Plan were first exercisable as follows: one-third upon the date of grant, one-third upon the first anniversary of the date of grant, and one-third upon the second anniversary of the date of grant. The exercise price of a stock option may not be less than 100% of the fair market value of the Common Stock on the date of grant. The exercise price of stock options must be paid for in full in cash or shares of Common Stock, or a combination of both. The Stock Option Committee has the discretion when making a grant of stock options under the 1992 Option Plan to impose restrictions on the shares to be purchased in exercise of such options.

         The Committee also has the authority to cancel stock options outstanding under the 1992 Option Plan with the consent of the optionee and to grant new options at a lower exercise price in the event that the fair market value of the Common Stock at any time prior to the exercise of the outstanding stock options falls below the exercise price of such option. Consistent with Bancorp policy, however, the Committee does not intend to use this authority to cancel and reissue stock options at a lower exercise price, whether or not any decline in the market price of Bancorp's shares is the result of general economic conditions.

                              Option Grants in 1996


         The following table contains information concerning the grant of stock options under the Option Plans to the Chief Executive Officer and each of the other Named Executive Officers. The Option Plans do not provide for the grant of stock appreciation rights.


                                        Individual Grants
                            ---------------------------------------                    Potential Realizable
                                          % of Total                                      Value at Assumed
                              Options       Options       Exercise                      Annual Rates of Stock
                              Granted     Granted to         or                          Price Appreciation
                              (Number      Employees     Base Price      Expiration        for Option Term
Name                       of Shares)(1)    in Year     ($ per Share)       Date          5%            10%
----                       -------------  -----------   -------------    ----------    -------       ------

Hunter R. Hollar               1,500 (2)        25.0%         $33.25     12/18/2006     $31,365      $79,485
James H. Langmead                750 (2)        12.5           33.25     12/18/2006      15,682       39,742
Lawrence T. Lewis                750 (3)        12.5           36.50      1/22/2006      17,213       43,628
                                 750 (2)        12.5           33.25     12/18/2006      15,682       39,742
Stanley L. Merson                750 (2)        12.5           33.25     12/18/2006      15,682       39,742
Frank H. Small                   750 (2)        12.5           33.25     12/18/2006      15,682       39,742

----------
(1) In each case, the exercise price was equal to the fair market value of the Common Stock on the date of grant.
(2) Options granted during 1996 that were exercisable as follows: one-third upon the date of grant, one-third upon the first anniversary of the date of grant, and one-third upon the second anniversary of the date of grant.
(3)      Options granted during 1996 that were exercisable immediately.

                         Aggregated Option Exercises in
                         1996 and Year End Option Values

         The following table sets forth information concerning the value of options held by the Chief Executive Officer and the other Named Executive Officers at December 31, 1996. Such persons exercised no options during 1996.


                               Number of              Value of
                              Unexercised            Unexercised
                                Options              In-the-Money
                              at Year End              Options
                              -----------           at Year End(1)
                               Exercisable/         --------------
                              Unexercisable           Exercisable/
    Name                   (Number of Shares)        Unexercisable
    ----                   ------------------       --------------


Hunter R. Hollar                15,000/1,000         $152,490/*
James H. Langmead                2,750/500             11,250/*
Lawrence T. Lewis                1,000/500                */*
Stanley L. Merson                7,750/500             76,245/*
Frank H. Small                   2,750/500             11,250/*



(1) The difference between the fair market value of the underlying securities at year-end and the exercise or base price.
* Exercisable options held by Mr. Lewis were not in the money at year end. No unexercisable options held by the indicated persons were in the money at year end.

                               Pension Plan Table

         The table below shows estimated annual benefits payable upon retirement to persons in the specified remuneration and years-of-service categories if such retirement had occurred on December 31, 1996. The benefits listed are provided on a 10 year certain-and-life basis and are not subject to deduction for Social Security or other offset amounts.




 Highest 5-Year                                   Years of Credited Service at Retirement
                         ---------------------------------------------------------------------------------
Average Earnings            15            20            25            30             35       40 and above
----------------         --------      --------      --------      --------       --------    ------------

$  25,000               $   5,625      $  7,500     $   9,375      $ 11,250      $  13,125     $  15,000
   75,000                  16,875        22,500        28,125        33,750         39,275        45,000
  125,000                  28,125        37,500        46,875        56,250         65,625        75,000
  150,000                  33,750        45,000        56,250        67,500         78,750        90,000
  160,000 and more         36,000        48,000        60,000        72,000         84,000        96,000



         Earnings covered by the Pension Plan are total wages, including elective pre-tax contributions under Section 401(k) of the Code, overtime pay, bonuses, and other cash compensation which for the named executives correspond, in general, to the total of the amounts in the "Salary" and "Bonus" columns in the Summary Compensation Table, up to a total of $160,000. Benefits are computed on a monthly basis at the rate of 1.5% of highest five-year average monthly earnings multiplied by years of service up to 40 years for eligible persons retiring at age 65. Early retirement is also permitted by the Pension Plan at age 55 after at least 10 years of service. As of February 26, 1997, Bancorp's executive officers shown in the compensation table had accumulated the following years of credited service toward retirement: Mr. Hollar - 6 years, Mr. Langmead
- 5 years, Mr. Lewis - 0 years, Mr. Merson -14 years, and Mr. Small - 6 years.

         Supplemental Executive Retirement Plan. In December 1990, the Board of Directors of the Bank, upon the recommendation of the Compensation Committee, approved the adoption of a Supplemental Executive Retirement Plan ("SERP") for certain selected executives of the Bank. In February 1992, Bancorp agreed to become a party to the SERP. The SERP is designed to provide certain post-retirement benefits to enable a targeted level of retirement income to be met and to provide certain pre-retirement death benefits should the covered executive die prior to retirement age.

         Benefits. The SERP provides two forms of benefits to participating executives. An annual pre-retirement death benefit equal to a specified percentage of the participating executive's date of death annual salary is provided. The annual pre-retirement death benefit is payable for a 10-year period commencing in the year of the executive's death. An annual post-retirement deferred compensation benefit is also provided. The amount of the post-retirement benefit is calculated to replace a specified percentage of the participating executive's final average income. The post-retirement benefit is payable over a 10-year period commencing at the executive's age 65 (or later retirement date).

         Requirement for Benefits. The SERP requires that an individual contractual agreement be entered into between each participating executive and the Bank. The amount of benefits payable to the participating executive (or his beneficiary upon his death) will depend on a number of factors. The executive's post-retirement deferred compensation benefits vest over a 15-year period, with such vesting period commencing from the executive's initial date of employment with Bancorp or the Bank. Payment of the executive's post-retirement deferred compensation benefit commences at age 65 or the executive's later retirement date. With approval of the Board of Directors of the Bank, the participating executive may retire early (on or after age 55) and receive (at age 65) payment of the vested portion of his post-retirement deferred compensation benefit. With no approval of the Board of Directors, the executive may retire early and receive (at age 65) payment of his vested accrued benefit (which is the portion of such participant's future deferred compensation benefit which has been currently accrued and expensed for financial accounting purposes). The Bank has the option to begin payment of benefits on or after the executive's early retirement or termination from service. If the payments begin on or after the early retirement date (and prior to age 65), then the executive's benefit will be discounted from that at the normal retirement date by an interest factor equal to the Pension Benefit Guaranty Corporation's interest rate used to value deferred and immediate annuities in effect at the date payments are to commence.

         Termination of Employment. Upon a voluntary termination of employment (prior to early retirement), the participating executive will receive an amount equal to his vested accrued benefit, payable as a monthly annuity over a 10-year period commencing at age 65. Upon a "just cause" termination of employment by Bancorp or the Bank, the executive will lose all rights to benefits under the SERP. Upon a termination of employment without just cause, the executive will automatically become 100% vested in the full post-retirement deferred compensation benefit, and will begin to receive such benefit (payable over a 10-year period) at age 65. A just cause termination of a participating executive is a termination for reasons of theft, fraud, embezzlement, willful misconduct (causing significant property damage or personal injury), or willful malfeasance or gross negligence on the part of the executive.

         Change-in-Control. Upon a change-in-control of Bancorp, if the participating executive is terminated without just cause or terminates voluntarily for good cause within three years after the change-in-control, then the executive becomes 100% vested in his post-retirement deferred compensation benefit. If the change-in-control has not been approved by the Board of Directors, a lump-sum payment will be made within 30 days after termination of employment; otherwise, payments begin when the participating executive reaches normal retirement age. A change-in-control of Bancorp is defined as (a) the acquisition of 20% or more of Bancorp's stock, (other than through a Bank-sponsored tax-qualified retirement plan), (b) a change in a majority of directors as a result of a merger or, (c) a sale of substantially all of the assets of Bancorp.

         Amendment or Termination. The Bank may amend or terminate the SERP at any time. However, the participating executive's vested accrued benefit at the date of termination of the SERP cannot be revoked or caused to be forfeited.

         Loss of Benefits. If the participating executive competes, directly or indirectly, with Bancorp or the Bank while covered under the SERP, all rights the executive (or his beneficiary) may have in benefits under the SERP shall terminate.

         Participants. Mr. Hollar was the only executive officer who participated in the SERP during 1996. Mr. Derrick and Mr. Keech retired on December 31, 1995, and in 1996 received lump-sum payments of $132,233 and $166,741, respectively, in lieu of future payouts under the SERP. The annual post-retirement deferred compensation benefit is designed, in conjunction with the Bank's pension plan and Social Security retirement benefits, to replace between 65% and 70% of such participating executive's projected final average income at retirement date. Using a 70% income replacement target for Mr. Hollar, an annual amount of $88,050 per year has been projected to be paid over a 10-year period at age 65.

         Employment Agreements. In December 1990, Bancorp and the Bank (collectively, the "Company") entered into an Employment Agreement (the "1990 Agreement") with Hunter R. Hollar (the "Executive"). The Agreement provided for automatic one-year extensions on each January 1 after its initial term ended on December 31, 1993, provided that neither the Company nor Mr. Hollar had given written notice at least 90 days prior to a renewal date of its intention not to renew the Agreement. The 1990 Agreement, as renewed, was in effect throughout 1996. Effective January 30, 1997, the 1990 Agreement was replaced with a new employment agreement (the "Current Agreement").

         The Boards of Directors of Bancorp and the Bank believe that the Current Agreement assures fair treatment of the Executive in relation to his career with the Company by assuring him of some financial security. The Current Agreement also protects the shareholders by encouraging the Executive to continue his attention to his duties without distraction in a potential merger or takeover circumstance and by helping to maintain the Executive's objectivity in considering any proposals to acquire the Company.

         Following are summaries of the terms and conditions of the 1990 Agreement and the Current Agreement.

         The 1990 Agreement. The 1990 Agreement provided for the payment of cash and other benefits to the Executive, including a fixed salary, reviewed annually, and, at the discretion of the Board of Directors, subject to increase and the award of additional or special compensation based on the Executive's performance. In addition, the 1990 Agreement provided for the reimbursement of reasonable business expenses, the use of an automobile (with reimbursement for expenses), and membership dues at a country club located in the Olney, Maryland area. The 1990 Agreement also provided for special separation payments in the event of termination of the Executive's employment under certain circumstances, including permanent disability. If the Executive's employment with the Company had been terminated (a) by reason of voluntary termination prior to age 65 retirement age, (b) by reason of retirement on or after age 65 retirement age,
(c) by reason of the Executive's death, or (d) for cause (as defined in the 1990 Agreement), then all obligations of the Company under the 1990 Agreement were to automatically terminate. If termination of employment occurred for any reason other than those indicated, the Executive was entitled to severance pay equal to the Executive's then fixed salary for a six-month period. In the event of a change-in-control of the Company, the Executive also was entitled to payment of certain benefits. If within two years after a change-in-control, the Company had terminated the Executive's employment without good cause, or the Executive voluntarily terminated employment for good reason (as defined in the 1990 Agreement), then the Company, or its successor, was required to make a lump-sum cash payment to the Executive equal to 2.99 times the Executive's then 12-month's annual salary at the greater of the Executive's salary rate in effect on the date of the change-in-control or the Executive's salary rate in effect on the date his employment terminated. The Executive also was entitled to continued participation for a three-year period in certain Company-sponsored health and welfare plans. Such payments and benefits, were limited, however, so as not to exceed the amount allowable as a deduction under Section 280G of the Internal Revenue Code.

         The Current Agreement. The Current Agreement has an initial term of three years, and is subject to automatic one-year extensions of such term on each January 30, provided that neither the Company nor Mr. Hollar has given written notice at least 60 days prior to the renewal date of its intention not to renew. The Current Agreement provides for the payment of cash and other benefits to the Executive, including a fixed salary, reviewed annually and subject to increase or decrease at the Board of Directors' discretion, provided that the salary may not be less than $190,000. The Executive also is entitled to participate in bonus and fringe benefit, incentive compensation, life insurance, medical, profit sharing and retirement plans, and to continued participation in a supplemental retirement plan or arrangement. As under the 1990 Agreement, the Executive is entitled to reimbursement of reasonable business expenses, the use of an automobile (with reimbursement for expenses), and membership dues at a country club located in the Olney, Maryland area. With minor exceptions, the Current Agreement terminates, and there are no additional payments due under it, upon termination based upon death, retirement, or just cause ( as defined) by the Company, or upon voluntary termination by the Executive without good reason (as defined). Upon termination for disability, the Executive is entitled to receive his salary through the term of the Current Agreement, reduced by payments under any disability plan maintained by the Company, plus regular employee benefits. Upon termination of the Executive without just cause by the Company, or with good reason by the Executive, the Executive is entitled to salary and bonuses for the remaining term of the Current Agreement, payable in a lump sum based upon prior year compensation levels. The Executive is prohibited from conflicts of interest, and must maintain the confidentiality of nonpublic information regarding the Company and its customers. The Executive also is bound by a covenant not to compete and not to interfere with other employees of the Company if the Executive is terminated for just cause, disability, or retirement or resigns without good reason.

         Change in Control Benefits. In the event of a change-in-control of the Company, the Executive is entitled to payment of certain benefits. If within six months prior to, or two years after, a change-in-control, the Company terminates the Executive's employment without good cause, or the Executive voluntarily terminates employment for good reason (as defined in the Current Agreement), then the Company, or its successor, is required to make a lump-sum cash payment to the Executive equal to 2.99 times the sum of the Executive's annual salary at the highest rate in effect during the preceding twelve months and bonuses for the preceding calendar year. The Executive also is entitled to continued participation for a three-year period in certain Company-sponsored health and welfare plans. These payments and benefits, are limited, however, so as not to exceed the amount allowable as a deduction under Section 280G of the Internal Revenue Code. As of December 31, 1996, if a change-in-control had occurred and the Executive had terminated employment with good reason or had been terminated from employment without just cause, then $545,757 would have been payable to the Executive under the change-in-control provisions of the 1990 Agreement, after application of the limitations of Section 280G of the Code. A similar amount would have been payable under the Current Agreement, if it had then been in effect. Bancorp does not believe that payment of this amount would have a material adverse affect on the financial or operating condition of Bancorp or the Bank.

         Agreements  with  Other  Named  Executive  Officers.  The  other  Named
Executive Officers also entered into employment agreements with the Company effective January 30, 1997. The material terms and conditions of each of these agreements are similar to those of the Current Agreement entered by Mr. Hollar, except that (a) each of them is for an initial term of two years, subject to annual renewal, and (b) the compensation and duties, and provisions relating to them, are different in each agreement. Under the agreements, the other Named Executive Officers are not entitled to club memberships or use of an automobile. The agreements call for the employment of Mr. Langmead as Vice President and Treasurer of Bancorp and Senior Vice President and Chief Financial Officer of the Bank, and of Mr. Lewis, Mr. Merson, and Mr. Small as Senior Vice Presidents of the Bank, at minimum base salaries of $110,000, $110,000, $100,000, and $95,000, respectively.

                     REPORT OF THE HUMAN RESOURCES COMMITTEE

         As members of the Human Resources Committee, it is our duty to review compensation policies applicable to executive officers; to consider the relationship of corporate performance to that compensation; to recommend salary and bonus levels and stock option grants for executive officers for consideration by the Boards of Directors of Bancorp and the Bank or their committees, as appropriate; and to administer various incentive plans of Bancorp and the Bank.

         Under the compensation policy of Bancorp, which is endorsed by the Human Resources Committee, compensation is paid based both on the executive officer's performance and the performance of the entire company. In assessing the performance of Bancorp and the Bank for purposes of compensation decisions, the Human Resources Committee considers a number of factors, including profits of Bancorp and the Bank during the past year relative to their profit plans, changes in the value of Bancorp's stock, reports of federal regulatory examinations of Bancorp and the Bank, growth, business plans for future periods, and regulatory capital levels. The Human Resources Committee assesses individual executive performance based upon the executive's responsibilities and the Committee's determination of the executive's contributions to the performance of Bancorp and the accomplishment of Bancorp's strategic goals. In assessing performance for purposes of establishing base salaries, the members of the Committee do not make use of a mechanical formula, but instead weigh the factors described above as they deem appropriate in the circumstances. The 1996 salary levels of Bancorp's executive officers were established consistent with this compensation policy.

         Mr. Hollar became Chief Executive Officer of Bancorp and the Bank effective January 1, 1994. During 1996, the level of Mr. Hollar's annual salary was subject to the terms of an Agreement with Bancorp and the Bank entered in 1990 (the "1990 Agreement"). The 1990 Agreement was renewed effective January 1, 1996 for an additional one-year term. It was replaced, effective January 30, 1997, with a new Agreement (the "Current

Agreement"). Under the 1990 Agreement and the Current Agreement, Mr. Hollar's annual salary is reviewed annually and is subject to increase at the discretion of the Board of Directors.

         The Committee conducted a review of executive officer base compensation in March 1996. Changes in base compensation for 1996 were effective on April 1. In its review, the Committee determined that the performance of Mr. Hollar was excellent, based upon the 1995 financial performance of Bancorp, including the growth in assets, income, and capitalization during 1995; the financial performance trends for 1995 and the preceding four years, which include growth in assets, net operating income, and stockholders equity in each year; the results of confidential regulatory examinations; Bancorp's planned levels of financial performance for 1996; Mr. Hollar's continued involvement in community affairs in the communities served by Bancorp; and a general level of satisfaction with the management of Bancorp and its subsidiaries. As a result of this review, which included a comparison of Mr. Hollar's compensation with compensation paid to officers of comparable institutions, Mr. Hollar's salary was increased by 12.2% to $190,000.

         Executive officers of Bancorp and the Bank have been granted incentive stock options under Bancorp's Stock Option Plans. The purposes of the Stock Option Plans are to attract, retain and motivate key officers of Bancorp and the Bank by providing them with a stake in the success of Bancorp as measured by the value of its shares. Options are granted at exercise prices equal to the fair market value of the shares on the dates of grant. The Stock Option Committee, which consists of the disinterested directors of Bancorp, has general responsibility for granting stock options to key employees and administering the plans. The Human Resources Committee recommends to the Stock Option Committee the recipients and the amounts and other terms of options to be granted. During 1996, incentive stock options for 5,250 shares were granted at an exercise price of $33.25 per share, including options for 1,500 shares granted to Mr. Hollar and 750 shares each granted to Mr. Langmead, Mr. Lewis, Mr. Merson and Mr. Small. In addition, incentive stock options for 750 shares were granted to Mr. Lewis at an exercise price of $36.50 upon the commencement his employment in January 1996.

         The Human Resources Committee recommends to the Board of Directors the amount to be contributed each year to the Bank's Cash and Deferred Profit Sharing Plan and Trust. Under this Plan, each participant receives an allocation based upon the participant's compensation for the year. Each executive officer of Bancorp participates in the Plan. In 1995, the Human Resources Committee adopted a formula to establish the amount of aggregate contribution to the profit sharing plan. This formula uses measures of loan and deposit growth, profitability, asset quality, and productivity ratios compared with those measures for the prior year and target levels established for the Bank. For 1996, the Human Resources Committee recommended, and the Board of Directors of the Bank approved, an aggregate contribution of approximately $468,000 or 5.4% of annual compensation of eligible participants, which was based upon the results of the formula.

         The Bank also awards quarterly cash bonuses to participants, including executive officers, based upon the performance of the Bank or business units, and annual bonuses for executive officers based solely on Bank performance, in each case using the formula described above. Performance bonuses of $33,381, $19,423, $16,760, $17,491 and $16,666 were awarded to Mr. Hollar, Mr. Langmead, Mr. Lewis, Mr. Merson and Mr. Small, respectively, in 1996. Mr. Lewis also received a bonus payment of $15,000 upon the commencement of his employment.

          No member of the Human Resources Committee is a former or current officer or employee of Bancorp or the Bank.

March 13, 1997                                HUMAN RESOURCES COMMITTEE
                                                       W. Drew Stabler, Chairman
                                                       John Chirtea
                                                       Charles F. Mess
                                                       Robert L. Mitchell
                                                       Robert L. Orndorff, Jr.

                          STOCK PERFORMANCE COMPARISONS

         The following graph and table show the cumulative total return on the Common Stock of Bancorp over the last five years, compared with the cumulative total return of the NASDAQ Stock Market Index (U.S. Companies) and the NASDAQ Bank Stock Index of banks and bank holding companies over the same period. Cumulative total return on the stock or the index equals the total increase in value since December 31, 1991, assuming reinvestment of all dividends paid into the stock or the index, respectively. The graph and table were prepared assuming that $100 was invested on December 31, 1991 in the Common Stock and the securities included in the indexes.

                       CUMULATIVE TOTAL SHAREHOLDER RETURN
                  COMPARED WITH PERFORMANCE OF SELECTED INDEXES
                   December 31, 1991 through December 31, 1996


                              [GRAPHIC OMMITTED}


                       CUMULATIVE TOTAL SHAREHOLDER RETURN
                  COMPARED WITH PERFORMANCE OF SELECTED INDEXES
                   December 31, 1991 through December 31, 1996

--------------------------------------------------------------------------------------------
                                 1991      1992     1993      1994       1995       1996
                                 ----      ----     ----      ----       ----       ----

Bancorp                        $100.0    $121.7   $150.7    $164.1     $239.3     $223.6
NASDAQ Stock Market Index       100.0     116.4    133.6     130.6      184.7      227.2
(U.S. Companies)
NASDAQ Bank Stock Index         100.0     145.6    166.0     165.4      246.3      325.6
--------------------------------------------------------------------------------------------

                 TRANSACTIONS AND RELATIONSHIPS WITH MANAGEMENT

         Bancorp and the Bank have had in the past, and expect to have in the future, banking transactions in the ordinary course of business with directors and executive officers on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with other persons, and, in the opinion of management, these transactions do not and will not involve more than the normal risk of collectibility or present other unfavorable features.

         Director Susan D. Goff is President of M.D. IPA, one of three health insurance providers which employees of the Bank and Bancorp may select under the Company's health insurance plan.

         Director Lewis R. Schumann is a partner in the law firm of Miller, Miller and Canby, Chtd., which Bancorp and the Bank have retained during 1996 and expect to retain during the current year as corporate counsel. The law firm provides legal services on matters such as routine litigation, personnel policies and practices, customer account forms and issues and Bank properties.

                              SHAREHOLDER PROPOSALS

         From time to time, individual shareholders may wish to submit proposals which they believe should be voted upon by the shareholders. The Securities and Exchange Commission has adopted regulations which govern the inclusion of such proposals in Bancorp's annual proxy materials. Shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders must be received by Bancorp at its executive offices not later than November 20, 1997 in order to be eligible for inclusion in Bancorp's proxy materials for that Annual Meeting.

         In addition, Bancorp's Bylaws require that to be properly brought before an annual meeting, shareholder proposals for new business must be delivered to or mailed and received by Bancorp not less than 30 nor more than 90 days prior to the date of the meeting; provided, however, that if less than 45 days notice of the date of the meeting is given to shareholders, such notice by a shareholder must be received not later than the 15th day following the date on which notice of the date of the meeting was mailed to shareholders or two days before the date of the meeting, whichever is earlier. Each such notice given by a shareholder must set forth certain information specified in the Bylaws concerning the shareholder and the business proposed to be brought before the meeting.

         Shareholders may also nominate candidates for director, provided that such nominations are made in writing and received by Bancorp at its executive offices not later than December 22, 1997. The nomination should be sent to the attention of Bancorp's Corporate Secretary and must include, concerning the director nominee, the following information: full name, age, date of birth, educational background and business experience, including positions held for at least the preceding five years. The nomination must also include home and office addresses and telephone numbers and include a signed representation by the nominee to timely provide all information requested by Bancorp as part of its disclosure in regard to the solicitation of proxies for election of directors. The name of each such candidate for director must be placed in nomination at the Annual Meeting by a shareholder present in person. The nominee must also be present in person at the Annual Meeting. A vote for a person who has not been duly nominated pursuant to these requirements will be deemed to be void.


        COMPLIANCE WITH SECTION 16(a) OF SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires Bancorp's executive officers and directors, and persons who own more than ten percent of a registered class of Bancorp's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent stockholders are required by applicable regulations to furnish Bancorp with copies of all Forms 3, 4, and 5 they file.

         Based solely on Bancorp's review of the copies of such forms it has received and written representations from certain reporting persons, Bancorp believes that all its executive officers and directors complied with all filing requirements applicable to them with respect to transactions during 1996, and that there are no stockholders that own beneficially more than 10% of the shares of Bancorp's Common Stock.


                              INDEPENDENT AUDITORS

         The Board of Directors anticipates the selection of Stegman & Company, certified public accountants, to audit the books and accounts of Bancorp for the year ending December 31, 1997. Stegman & Company has served as independent auditors for Bancorp and its subsidiary and predecessor, Sandy Spring National Bank of Maryland, without interruption for many years. Stegman & Company has advised Bancorp that neither the accounting firm nor any of its members or associates has any direct financial interest in or any connection with Bancorp and its subsidiaries other than as independent public auditors. A representative of Stegman & Company will be present at the Annual Meeting, will have the opportunity to make a statement, and will also be available to respond to appropriate questions.


                         ACTION WITH RESPECT TO REPORTS

         Action taken at the Annual Meeting to approve the minutes of the 1996 Annual Meeting of Shareholders does not constitute approval or disapproval of any of the matters referred to in such minutes.

                                             By order of the Board of Directors

                                             /s/ Majorie S. Holsinger
                                             -----------------------
                                             Marjorie S. Holsinger
                                             Corporate Secretary

Dated: March 20, 1997

                                 REVOCABLE PROXY
                           SANDY SPRING BANCORP, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 16, 1997


         The undersigned hereby constitutes and appoints Solomon Graham and Lewis R. Schumann and each of them, the proxies of the undersigned, with full power of substitution, to attend the annual meeting of shareholders (the "Annual Meeting") of Sandy Spring Bancorp, Inc. ("Bancorp") to be held at the Indian Spring Country Club, 13501 Layhill Road, Silver Spring, Maryland on Wednesday, April 16, 1997 at 3:00 p.m. Eastern Time, or at any adjournment thereof, and to vote all the shares of stock of Bancorp which the undersigned may be entitled to vote, upon the following matters:

                                                             FOR        WITHHOLD
     I.     The election as directors of all nominees        [ ]           [ ]
            listed below (except as marked to the
            contrary below).

            Susan D. Goff

            Robert L. Mitchell

            Robert L. Orndorff, Jr.

            David E. Rippeon

            INSTRUCTION: To withhold authority to vote for any individual nominee, print the nominee's name on the line below.

     ---------------------------------------------------------------------------
     II. The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors recommends a vote "FOR" the election of all director nominees as shown in Item I.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED HEREIN. IF NO INSTRUCTIONS TO THE CONTRARY ARE MARKED HEREIN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned shareholder hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to its exercise.

                                          Signature
                                                   -----------------------------
                                          Date

                                          Signature
                                                   -----------------------------
                                          Date

                                          Signature
                                                   -----------------------------
                                          Date


Please sign exactly as your name appears above.
--------------------------------------------------------------------------------
When signing as attorney, executor, administrator, trustee or guardian, etc., please give your full title. If the signer is a corporation, please sign the full name by duly appointed officer. If shares are held jointly, each holder should sign.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
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